UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2024

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase

On December 31, 2024 (the “Closing Date”), WiSA Technologies, Inc. (the “Company”) completed its previously announced asset purchase of information technology assets, certain patents and trademarks (collectively, the “Acquired Assets”) from Data Vault Holdings Inc. (“Data Vault”). At the closing (the “Closing”), pursuant to an asset purchase agreement, by and between the Company and Data Vault, dated as of September 4, 2024, and as amended by that certain amendment to the asset purchase agreement, dated as of November 14, 2024, and as further amended from time to time (the “Asset Purchase Agreement”), the Company acquired the Acquired Assets for an aggregate purchase price consisting of (i) $10,000,000 paid in the form of a promissory note issued by the Company to Data Vault (the “Promissory Note”), (ii) 40,000,000 shares (the “Closing Stock Consideration”) of validly issued, fully paid and nonassessable shares of restricted common stock of the Company, par value $0.0001 per share (the “Common Stock”), issued by the Company to Data Vault and its designees, and (iii) the assumption of the transferred liabilities, which clauses (i) through (iii) above, collectively, comprised the total consideration paid for the Acquired Assets.

Second Asset Purchase Agreement Amendment

In connection with but prior to the Closing, on December 31, 2024, the Company and Data Vault entered into a second amendment to the Asset Purchase Agreement (the “Second Asset Purchase Agreement Amendment”). Pursuant to the Second Asset Purchase Agreement Amendment, among other things, the parties agreed to enter into an earnout agreement (the “Earnout Agreement”) instead of a royalty agreement as set forth in the Asset Purchase Agreement, and the parties agreed that Data Vault will only appoint one director at the Closing to the board of directors of the Company (the “Board”), and Data Vault will have the right to appoint one other director within ninety (90) days after the Closing. The parties also agreed that Data Vault will transfer at least eighty-one percent (81%) of the Closing Stock Consideration to its stockholders, and neither Data Vault nor any of its stockholders will own in excess of 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of the Closing Stock Consideration. Pursuant to the Second Asset Purchase Agreement Amendment, Data Vault agreed to file a Certificate of Amendment with the Secretary of State of the State of Delaware to change its company name, and the Company agreed to file a registration statement providing for the resale by Data Vault of Data Vault’s 3,999,911 shares of Common Stock issued as part of the Closing Stock Consideration. The Company shall cause such registration statement to become effective by April 15, 2025. The Company and Data Vault further agreed that the Company may only amend, supplement or otherwise modify the transaction documents with approval of the disinterested members of the Board. The parties also updated the schedules describing the transferred assets and transferred liabilities.

Promissory Note

In connection with the Closing, the Company issued the Promissory Note in a principal amount of $10,000,000 and due on the third anniversary of the Closing (the “Maturity Date”). The Company agreed to pay interest to Data Vault on the aggregate unconverted and then outstanding principal amount of the Note at the rate of five and twelve hundredths percent (5.12%) per annum, accruing from the Closing.

The Promissory Note can be converted at Data Vault’s option, partially or entirely, into shares of Common Stock, any time after the Maturity Date until the Promissory Note is fully paid off. The Promissory Note uses a conversion price equaling to seventy-five percent (75%) of the average VWAP (as defined in the Promissory Note) during the ten (10) consecutive trading days ending on the trading day that is immediately prior to the conversion date subject to a floor price of $1.116 per share (the “Conversion Price”). At Data Vault’s sole discretion, upon a Change of Control (as defined in the Promissory Note), (i) the Company shall cause any successor entity to assume in writing all of the obligations of the Company under the Promissory Note, (ii) pay or cause to be paid to Data Vault the Note Balance (as defined below) in cash, or (iii) pay, at the closing of such Change of Control, in full satisfaction of the Company’s obligations under the Promissory Note, an amount in cash or equivalent Common Stock to the amount Data Vault would have been paid if Data Vault converted its Note Balance into shares of Common Stock immediately prior to such closing, at the Conversion Price.

Pursuant to the Promissory Note, if Data Vault is considered an affiliate, the Company shall file within 30 days of the conversion date a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale by Data Vault of the shares of Common Stock issued under the Promissory Note. The Company shall cause such registration statement to become effective within 60 days following the filing thereof and to keep such registration statement effective at all times as long as Data Vault owns any shares issued under the Promissory Note.

The parties agreed that the Company may apply up to 25% of the amount of any payment to be made to Data Vault pursuant to the Promissory Note towards satisfaction of the amount, if any, owned by Data Vault to the Company under those certain senior secured promissory notes, dated June 13, 2024, August 7, 2024, September 23, 2024, and December 23, 2024 (collectively, the “Secured Notes” and the outstanding amount under the Secured Notes, collectively, the “Data Vault Note Balance”). The Note Balance on the Maturity Date will be automatically reduced by the amount of the Data Vault Note Balance.

Pursuant to the Promissory Note, if, at any time while the Promissory Note is outstanding, the Company enters into any capital raising or financing transaction, including without limitation any issuance by the Company of shares of Common Stock or Common Stock Equivalents (as defined in the Promissory Note) for cash consideration, indebtedness or a combination of units thereof (each, a “Subsequent Financing”), then the Company shall first pay to Data Vault at least 10% of the gross proceeds of such Subsequent Financing to redeem all or a portion of the Promissory Note, plus accrued but unpaid interest, plus liquidated damages, if any, and any other amounts then owing to Data Vault. If the aggregate gross proceeds of Subsequent Financings reach or exceed $50,000,000, then the Company shall repay the Promissory Note in full, including accrued but unpaid interest, liquidated damages, if any, and any other amounts, then owing to Data Vault.

The Promissory Note includes customary event of default provisions. Upon the occurrence of an event of default, the Promissory Note and all amounts due thereunder shall become, upon demand by Data Vault, immediately due and payable in cash. Additionally, upon the occurrence of an event of default, interest shall accrue daily at the rate of ten percent (10%) per annum on the aggregate outstanding principal balance and any other amounts then owing by Company to Data Vault.

Earnout Agreement

In connection with the Closing, the Company and Data Vault entered into the Earnout Agreement, dated as of December 31, 2024, pursuant to which the Company shall pay an amount equal to three percent (3%) of the gross revenue of the Company (including its subsidiaries and affiliates) generated from or otherwise attributable to any patents and patent applications included in the Acquired Assets, subject to customary deductions calculated in accordance with GAAP, and as further set forth in the Earnout Agreement. The earnout period commenced on the Closing Date and will end upon the expiration of the last to expire of the patents included in the Acquired Assets (the “Term”). The Company shall make the earnout payments to Data Vault on a quarterly basis during the Term.

The Earnout Agreement includes customary covenants regarding how the Company can operate its business during the term of the Earnout Agreement.

The foregoing summary of the Second Asset Purchase Agreement Amendment, the Promissory Note, and the Earnout Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed (without exhibits and schedules) as Exhibit 2.1, 4.1, and 10.1 respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure required by this Item in connection with the Closing and included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item in connection with the issuance of the Promissory Note and included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item in connection with the Closing and included in Item 1.01, and in connection with the issuance of the Units (as defined below) and included in Item 5.02, of this Form 8-K is incorporated herein by reference.

The Closing Stock Consideration and the Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The securities will be issued and were issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act, and Rule 506 promulgated under Regulation D of the Securities Act.

Item 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2024, Brett Moyer submitted his resignation as Chief Executive Officer of the Company, effective upon the Closing. Mr. Moyer’s resignation was not due to any disagreement with the Company, and Mr. Moyer will continue his employment with the Company as the Chief Financial Officer, and he will remain as a member of the Board. On December 31, 2024, the Company and Mr. Moyer entered into a new employment agreement, dated as of December 31, 2024 (the “Moyer Employment Amendment”). In his capacity as the Company’s Chief Financial Officer, pursuant to the Moyer Employer Agreement, Mr. Moyer will receive an initial base salary of $420,000 per year, with an opportunity to receive an annual bonus, made available to the Company’s senior management from time to time by the Board. Pursuant to the Moyer Employment Agreement, the Company will pay to Mr. Moyer a stay bonus of $400,000, payable in quarterly instalments during 2025.

On December 31, 2024, pursuant to the Asset Purchase Agreement, the Board appointed Nathaniel Bradley as the Company’s new principal executive officer and a member of its Board, effective upon the Closing. On December 31, 2024, the Company and Mr. Bradley entered into an employment agreement, dated as of December 31, 2024 (the “Bradley Employment Amendment”). In his capacity as the Company’s Chief Executive Officer, pursuant to the Bradley Employment Agreement, Mr. Bradley will receive an initial base salary of $450,000 per year, with an opportunity to receive an annual bonus, made available to the Company’s senior management from time to time by the Board.

Other than arrangements under the Asset Purchase Agreement, there are no other arrangements or understandings between Mr. Bradley and any other persons pursuant to which he was appointed as Chief Executive Officer or a member of the Board. There are also no family relationships between any of the Company’s directors or officers and Mr. Bradley. Mr. Bradley will receive standard board compensation for his service as a director.

In connection with the Closing, Data Vault transferred 3,446,456 shares of Common Stock to Mr. Bradley as part of the Closing Stock Consideration, in the aggregate value of approximately $7,065,234, based on his position as a stockholder of Data Vault. Other than as set forth above, there are no related party transactions between Mr. Bradley and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On December 31, 2024, the Company and Mr. Bradley entered into an inducement award agreement (the “Inducement Award Agreement”), pursuant to which Mr. Bradley was granted 1,200,000 units of restricted stock of the Company (the “Units”) as an inducement material to Mr. Bradley’s entering into employment with the Company. The Units were approved by the Board and granted outside of the Company’s 2020 Stock Incentive Plan and 2018 Long-Term Stock Incentive Plan in accordance with Nasdaq Listing Rule 5635(c)(4). The Inducement Award Agreement contemplates half of the Units vesting in equal 3-month installments over a 36-month period beginning March 20, 2025, and the other half of the Units vesting upon the Company’s aggregate revenue equaling or exceeding $40 million over any trailing 12 calendar month period ending on or prior to the date that is 5 years from the grant date.

Mr. Bradley, age 49, has served as Chief Executive Officer and sole member of the board of Data Vault since October 2018, and as Chief Executive Officer of Intellectual Property Network, Inc. since January 2008. Prior to joining Data Vault, Mr. Bradley served as Chief Technology Officer of Parallax Health Sciences, Inc. between 2018 and 2021. Mr. Bradley holds no public company directorships other than with the Company and has only held the forementioned position in the Company during the previous five years. Mr. Bradley earned a bachelor’s degrees in business administration and marketing from the University of Phoeniz. The Company believes that Mr. Bradley’s extensive experience as an inventor across diverse fields such as Internet broadcasting, mobile advertising, behavioral healthcare, blockchain, cybersecurity, AI, and data science gives him the qualifications and skills to serve as a director.

The foregoing summary of the Moyer Employment Agreement, the Bradley Employment Agreement, and the Inducement Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.3, 10.4, and 10.5 respectively, to this Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On January 7, 2024, the Company issued a press release (the “Press Release”) announcing the Closing and Mr. Bradley’s Inducement Award Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The Company has determined that the Closing will not constitute an acquisition of a significant amount of assets (as defined in Instruction 4 of Item 2.01) and, as such, financial statements contemplated by Item 9.01 of Form 8-K are not required to be reported by Form 8-K with respect to such acquisition.

(b) Pro forma financial information

The Company has determined that the Closing will not constitute an acquisition of a significant amount of assets (as defined in Instruction 4 of Item 2.01) and, as such, pro forma financial information contemplated by Item 9.01 of Form 8-K is not required to be reported by Form 8-K with respect to such acquisition.

(d) Exhibits

Exhibit No.	Description
2.1*	Second Amendment to the Asset Purchase Agreement, dated as of December 31, 2024, by and between WiSA Technologies, Inc. and Data Vault Holdings Inc.
4.1	Promissory Note, dated as of December 31, 2024, by WiSA Technologies, Inc.
10.1*	Earnout Agreement, dated as of December 31, 2024, by and between WiSA Technologies, Inc. and Data Vault Holdings Inc.
10.3*	Employment Agreement for Brett Moyer, dated as of December 31, 2024.
10.4	Employment Agreement for Nathaniel Bradley, dated as of December 31, 2024.
10.5*	Inducement Award Agreement, dated as of December 31, 2024, by and between WiSA Technologies, Inc. and Nathaniel Bradley.
99.1	Press Release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2025	WISA TECHNOLOGIES, INC.

	By:	/s/ Nathaniel Bradley
		Name:	Nathaniel Bradley
		Title:	Chief Executive Officer